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                                                                    Exhibit 10.2

                       CHINA NEPSTAR CHAIN DRUGSTORE LTD.
                      (incorporated in the Cayman Islands)

                AMENDED AND RESTATED PRE-IPO SHARE OPTION SCHEME

1.   DEFINITIONS

1.1   In this Scheme the following expressions have the following meanings:

     "Adoption Date"              means [*], the date on which this Scheme is
                                  adopted in accordance with paragraph 3 hereof;

     "Approved Stock Exchange"    means the New York Stock Exchange, the Nasdaq
                                  Stock Market's National Market System, the
                                  Main Board of The Stock Exchange of Hong Kong
                                  Limited or any other exchange of recognized
                                  international reputation and standing duly
                                  approved by the Board, on which the Company is
                                  proposed to be listed;

     "Auditors"                   means the auditors for the time being of the
                                  Company;

     "Board" means the board of directors of the Company or a duly authorised committee thereof for the time being (if any), including the independent non-executive directors of the Company;

     "Business Day"               means a day (other than a Saturday or a
                                  Sunday) on which licensed banks are open for
                                  business in Hong Kong and the Approved Stock
                                  Exchange is open for the business of dealing
                                  in securities;

     "Cause" means, with respect to the termination by the Company of the Grantee's continuous service, that such termination is for "Cause" as such term is defined in a then-effective written agreement between the Grantee and the Company, or in the absence of such then-effective written agreement and definition, is based on, in the determination of the Board, the
                                  Grantee's: (i) refusal or failure to act in accordance with any specific, lawful direction or order of the Company; (ii) unfitness or unavailability for service or unsatisfactory performance (other than as a result of Disability); (iii) performance of any act or failure to perform any act in bad faith and to the detriment of the Company; (iv) dishonesty,

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
                                  intentional misconduct or material breach of any agreement with the Company; or (v) commission of a crime involving dishonesty, breach of trust, or physical or emotional harm to any person;

     "Company"                    means CHINA NEPSTAR CHAIN DRUGSTORE LTD. an
                                  exempted company incorporated in the Cayman
                                  Islands;

     "Control"                    means, when used with respect to any Person,
                                  the power to direct the management and
                                  policies of such Person, directly or
                                  indirectly, whether through the ownership of
                                  voting securities, by contract or otherwise,
                                  and the terms "Controlling" and "Controlled"
                                  have meanings correlative to the foregoing;

     "day"                        means calendar day;

     "electronic communication"   means a communication sent by electronic
                                  transmission in any form through any medium;

     "Fair Market Value"          means, for purposes of this Scheme, and unless
                                  otherwise determined or provided by the Board
                                  in the circumstances, means as follows:

                                  (a) If the Ordinary Shares are listed or admitted to trade on an Approved Stock
                                  Exchange, the Fair Market Value shall equal the closing price of a Share (or where Shares are represented by depositary receipts, the closing price of such depositary receipts divided by the number of Shares representing each such depositary receipt), as reported on the composite tape for securities or equivalent system for reporting such closing price on the Approved Stock Exchange for the date in question, or, if no sales of Shares
                                  (or depositary receipts representing such
                                  Shares) were made on the Approved Stock
                                  Exchange on that date, the closing price of a Share (or depositary receipt, as the case may be) as reported on said composite tape for the next preceding day on which sales of Shares
                                  (or depositary receipts, as the case may be) were made on the Approved Stock Exchange. To the extent the any of the following actions would not result in any adverse tax, legal or accounting treatment, the Board may, however, provide with respect to one or more Offers that the Fair Market Value shall equal the last closing price of a Share (or its equivalent, if
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
                                  represented by depositary receipts) as
                                  reported on the composite tape for securities listed on the Approved Stock Exchange available on the date in question or the average of the high and low trading prices of a Share (or depositary receipts, as the case may be) as reported on the composite tape for securities listed on the Approved Stock
                                  Exchange for the date in question or the most recent trading day; provided that the Board shall not exercise such discretion if the exercise would cause taxes to be imposed on the Option (or the Grantee) under Section
                                  409A.

                                  (b) If the Shares are not listed or admitted to trade on an Approved Stock Exchange, the Fair Market Value shall be the value as reasonably determined by the Board for purposes of the Offer in the circumstances.

                                  The Board also may adopt a different
                                  methodology for determining Fair Market Value with respect to one or more Offers if a different methodology is necessary or advisable to secure any intended favorable tax, legal or other treatment for the particular Offer(s) (for example, and without limitation, the Board may provide that Fair
                                  Market Value for purposes of one or more
                                  Offers will be based on an average of closing prices (or the average of high and low daily trading prices) for a specified period preceding the relevant date); provided that the Board shall not exercise such discretion if the exercise would cause taxes to be imposed on the Option (or the Grantee) under
                                  Section 409A. Any determination as to Fair
                                  Market Value made pursuant to this Scheme shall be determined without regard to any restriction other than a restriction which, by its terms, will never lapse, and shall be conclusive and binding on all persons with respect to Options granted under this Scheme;

     "Grantee"                    means any Participant who accepts an Offer in
                                  accordance with the terms of this Scheme or
                                  (where the context so permits) the legal
                                  personal representative(s) entitled to any
                                  such Option in consequence of the death of the
                                  original Grantee;

     "Group" means the Company and its subsidiaries from time to time;

     "Hong Kong"                  means the Hong Kong Special Administrative
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
                                  Region of the People's Republic of China;

     "Listing Date"               means the date on which dealings in the Shares
                                  (or depositary receipts representing Shares)
                                  first commence on the Approved Stock Exchange;

     "month"                      means calendar month;

     "Offer" means the offer of the grant of an Option made by the Board in accordance with paragraph 5;

     "Option" means a right to subscribe for Shares granted pursuant to the terms of this Scheme and the term "Options" shall be construed accordingly;

     "Option Period"              means in respect of any particular Option
                                  granted, the period during which such Option
                                  may be exercised as determined by the Board at
                                  its absolute discretion and notified by the
                                  Board to the Grantee of such Option, provided
                                  that such period shall not commence before the
                                  Listing Date nor be longer than 5 years from
                                  the Listing Date;

     "Participant"                means any employee, director or consultant who
                                  renders or has rendered bona fide services
                                  (other than services in connection with the
                                  offering or sale of securities of the Company
                                  or any other member of the Group, as
                                  applicable, in a capital raising transaction
                                  or as a market maker or promoter of that
                                  entity's securities) to the Company or any
                                  other member of the Group as the Board may at
                                  its absolute discretion determine according to
                                  sub-paragraph 2(b) below.; provided that a
                                  consultant may be selected as a "Participant"
                                  only if such consultant's participation in
                                  this Scheme would not adversely affect (i) the
                                  Company's eligibility to rely on the Rule 701
                                  exemption from registration under the
                                  Securities Act of 1933, as amended, for the
                                  offering of Shares issuable under this Scheme
                                  by the Company, or (ii) the Company's
                                  compliance with any other applicable law;

     "Person" means any natural person, limited liability company, joint stock company, joint venture, partnership, enterprise, trust, unincorporated organization or any other entity or organization;

     "Qualified IPO"              means a firm-commitment underwritten initial
                                  public offering of the Company's Common Shares
                                  on the
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
                                  Approved Stock Exchange that values the
                                  Company at no less than US$250,000,000
                                  immediately prior to the IPO and that results
                                  in aggregate proceeds to the Company of
                                  US$50,000,000, net of Selling Expenses.

     "Scheme" means this share option scheme in its present or any amended form;

     "Section 409A"               means Section 409A of the United States
                                  Internal Revenue Code of 1986, as amended.

     "Selling Expenses"           means, with respect to the issue or sale of
                                  any securities, any expenses payable directly
                                  or indirectly by the Company and any
                                  underwriting, brokerage or similar
                                  commissions, compensation, discounts or
                                  concessions paid or allowed by the Company in
                                  connection with such issue or sale.

     "Shares" means Common Shares of US$0.0001 each in the capital of the Company (or of such other nominal amount as shall result from a sub-division, consolidation, reclassification or reconstruction of the share capital of the Company from time to time);

     "Subscription Price"         means the price per Share at which a Grantee
                                  may subscribe for Shares on the exercise of an
                                  Option, initially US$0.075 per Share with
                                  respect to Options to be granted in the year
                                  2005 to subscribe for up to an aggregate
                                  1,000,000 Shares (subject to adjustment as
                                  provided herein) and in any event thereafter
                                  at no less than Fair Market Value at the time
                                  of the grant of the Option;

     "subsidiary"                 means, with respect to any given Person, any
                                  other Person that is not a natural person and
                                  that is Controlled by such given Person;

      "$" means Hong Kong dollars, the lawful currency of Hong Kong;

     "US$" means US dollars, the lawful currency of the United States of America; and

     "%"                          means per cent.

1.2 Unless otherwise defined, terms defined in the Articles of Association and Memorandum of Association and Articles of Association of the Company shall have the same meanings when used herein. Paragraph headings are inserted for convenience


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     of reference only and shall be ignored in the interpretation of this
     Scheme. Unless the context otherwise requires, references to paragraphs or sub-paragraphs are to paragraphs or sub-paragraphs of this Scheme, words importing the singular include the plural and vice versa, words importing gender include every gender and references to persons includes corporations and unincorporated organization.

2.   PURPOSE OF THIS SCHEME AND BASIS OF ELIGIBILITY OF THE PARTICIPANTS

     (a) The purpose of this Scheme is to promote the success of the Company and the interests of its shareholders by providing a means through which the Company may grant options to subscribe for its Shares to attract, motivate, retain and reward the certain officers, employees, directors and other eligible persons and to link the interests of Participants with those of the Company's shareholders.

     (b) In determining the basis of eligibility of each Participant, the Board shall take into account a basis of allocation as set out in Appendix I (which may be amended by the Board from time to time) or such other factors as the Board may at its discretion consider appropriate.

3.   CONDITIONS

     This Scheme shall become effective upon (a) the affirmative vote of Members representing a majority of the issued and outstanding Shares of the Company, or resolution in writing by all Members, and (b) the affirmative vote of Members holding more than fifty percent (50%) in voting power of the issued and outstanding Series A Preferred Shares, or resolution in writing by all Members, adopting this Scheme and authorising the Board to make Offers to grant Options hereunder, and allot and issue Shares pursuant to the exercise of Options. The exercise of any Option granted hereunder is conditional upon:

     (a) the Approved Stock Exchange granting approval of the listing of, and permission to deal in, all the Shares of the Company, including any Shares to be issued pursuant to the exercise of Options granted under this Scheme;

     (b)  the closing of a Qualified IPO; and

     (c) the commencement of dealings in the Shares on the Approved Stock Exchange.

4.   DURATION AND ADMINISTRATION

4.1 Subject to the fulfillment of the conditions in paragraph 3 and the termination provisions in paragraph 14, this Scheme shall be valid and effective for a period commencing on the Adoption Date and ending on the day immediately prior to the Listing Date (both days inclusive), after which period no further Options will be offered or granted, as the right to do so will end upon the listing of the Shares on the Approved Stock Exchange, but in respect of Options which have been granted prior to the end of such period, the provisions of this Scheme shall remain in full force and effect.

4.2 This Scheme shall be subject to the administration of the Board whose decision (save as


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     otherwise provided herein) shall be final and binding on all parties.

4.3 Subject to compliance with applicable rules and regulations of the Approved Stock Exchange and the provisions of this Scheme, the Board shall have the right (i) to interpret and construe the provisions of this Scheme;
     (ii) to determine the persons who will be awarded Options under this Scheme and the number of Shares to be issued under the Option; (iii) to make such appropriate and equitable adjustments to the terms of Options granted under this Scheme as it deems necessary; and (iv) to make such other decisions, determinations or regulations as it shall deem appropriate in the administration of this Scheme.

5.   GRANT OF OPTION

5.1 On and subject to the terms of this Scheme, the Board shall be entitled, at any time on or after the Adoption Date but prior to the Listing Date, to make an Offer to any Participant as the Board determines to be eligible to receive an Option to subscribe for such number of Shares as the Board may determine, subject to paragraphs 8 and 9 hereof, at the Subscription Price.

5.2 An Offer shall be made to a Participant by a letter or agreement in such form as the Board may from time to time determine (the "OPTION AGREEMENT") specifying the number of Shares under the Option and the Option Period and requiring the Participant to undertake to hold the Option on the terms on which it is to be granted and to be bound by the provisions of this Scheme. An Offer shall remain open for acceptance by the Participant to whom an Offer is made until such date as the Board may specify in the Option Agreement ("ACCEPTANCE PERIOD"), provided that no such Offer shall be open for acceptance after the earlier of (i) the end of the effective period of this Scheme as stated in sub-paragraph 4.1, or (ii) the tenth business day after the date on which the Offer was made.

5.3 An Offer shall be deemed accepted by the Grantee and the Option to which the Offer relates shall be deemed to have been granted and to have taken effect on the date on which the Offer was made; provided that the duplicate of the Option Agreement comprising acceptance of the Offer duly signed by the Grantee together with a remittance in favour of the Company of $1.00 by way of consideration for the granting thereof is received by the Company within the Acceptance Period. Such remittance shall in no circumstances be refundable or be considered as part of the Subscription Price.

5.4 Any Offer may be accepted in respect of less than the number of Shares for which it is offered provided that the number of Shares in respect of which the Offer is accepted is clearly stated in the duplicate of the Option Agreement received by the Company as mentioned in sub-paragraph 5.3. To the extent that the Offer is not accepted within the Acceptance Period and in the manner stipulated in sub-paragraph 5.3, it will be deemed to have been irrevocably declined and shall lapse.

5.5 Subject to the provisions of this Scheme and applicable rules and regulations of the Approved Stock Exchange, the Board may when making the Offer impose any conditions, restrictions or limitations in relation to the Option (including, without


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     limitation, a moratorium on the disposal of the Shares to be issued upon exercise of the Option) as it may at its absolute discretion think fit.

6.   EXERCISE OF OPTIONS

6.1 Subject to Section 15.1 hereof and unless otherwise determined by the Board and specified in the Option Agreement, an Option shall be personal to the Grantee and shall not be assignable or transferable. No Grantee shall in any way sell, transfer, charge, mortgage, encumber or create any interests (whether legal or beneficial) in favour of any third party over or in relation to any Option or enter into any agreement to do so. Any breach of the foregoing of a Grantee shall render all outstanding Option of such Grantee be automatically cancelled in accordance with sub-paragraph 7(g). Notwithstanding anything to the contrary herein, an Option that becomes or remains exercisable after the death of a Grantee may be exercised by the legatees, personal representatives or distributees of the Grantee.

6.2 Unless otherwise determined by the Board and specified in the Option Agreement at the time of the Offer, there are neither any performance targets that need to be achieved by the Grantee before an Option can be exercised nor any minimum period for which an Option must be held before the Option can be exercised. An Option can only be exercised in whole in the manner as set out in the Option Agreement, this sub-paragraph and sub-paragraph 6.3 by the Grantee (or his personal representative(s)) giving notice in writing to the Company stating that the Option is thereby exercised. Each such notice must be accompanied by a remittance for the full amount of the total Subscription Price for the Shares in respect of which the notice is given or any other payment method to be determined and notified by the Board from time to time. Subject to paragraph 11, within 28 days after receipt of the notice and the final and full settlement of the Subscription Price, the Company shall allot the relevant Shares to the Grantee (or his personal representative(s)) credited as fully paid and issue to the Grantee (or his personal representative(s)) a share certificate in respect of the Shares so allotted.

6.3 Subject to paragraph 3 and as hereinafter provided and subject to the terms and conditions upon which such Option was granted:

     (a) in the event that on or before the Listing Date, the Grantee ceases to be employed by a member of the Group for any reason including but not limited to the termination of employment or directorship as a result of the death or total and permanent disability of the Grantee as referred to in sub-paragraphs 6.3(b) and (c) below, the Option granted to such Grantee shall lapse on the date of cessation and will not be exercisable, unless the Board otherwise determines that the Option will remain exercisable for an additional period of time following the date the Grantee ceases to be employed, provided that such additional period shall not extend beyond the expiration of the original Option Period. In the event the Board provides that the Option will remain exercisable for such an additional period of time, the Grantee may exercise the Option in accordance with the provisions of paragraph 6.2 within such period of extension and up to a maximum entitlement directed at the discretion of the Board on the date of grant of extension and subject to other terms and conditions decided at


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          the discretion of the Board;

     (b) in the event that after the Listing Date, the Grantee ceases to be employed by a member of the Group, by reason of the termination of his employment or directorship on any ground other than for Cause on which any employer or any engaging party would be entitled to terminate his employment or directorship at common law or pursuant to any applicable laws or under the Grantee's employment contract or service contract with the Company or the relevant subsidiary (as the case may be) but before the Option is exercised and none of the events which would be a ground for termination of the Grantee's employment, directorship, office or appointment under sub-paragraph 7(e)(ii) arises, the Grantee shall, within a period of one month from the date of termination or such longer period as the Board may determine, be entitled to exercise the Option to the extent vested and exercisable as at the date of termination or, if appropriate, make an election pursuant to sub-paragraph 6.3(d), (e) or (f), and the Option (to the extent exercisable pursuant to this provision and not exercised) shall terminate upon the expiry of the one-month period. In the event of termination of the Grantee's continuous service for Cause, the Grantee's right to exercise the Option shall, except as otherwise determined by the Board, terminate concurrently with the termination of the Grantee's continuous service;

     (c) in the event that after the Listing Date, the Grantee ceases to be employed by a member of the Group by reason of his or her death or total and permanent disability, the Grantee (or his or her personal representative) shall have until the date that is six months after such cessation of employment to exercise the Option to the extent that it was vested and exercisable on such cessation date or, if appropriate, make an election pursuant to sub-paragraph 6.3(d), (e) or
          (f), and the Option (to the extent exercisable pursuant to this provision and not exercised) shall terminate upon the expiry of the six-month period;

     (d) if a general offer by way of take-over (other than by way of scheme of arrangement pursuant to sub-paragraph 6.3(e)) is made to all holders of Shares (or all such holders other than the offeror and/or any person controlled by the offeror and/or any person acting in association or concert with the offeror (the "DISSENTING SHAREHOLDERS")) and if such offer becomes or is declared unconditional and the offeror is entitled to and does give notice pursuant to the Companies Law of the Cayman Islands to acquire Shares held by the Dissenting Shareholders prior to the expiry of the relevant Option Period, the Grantee (or his personal representative(s)) may by notice in writing to the Company within 21 days of the notice of the offeror exercise the Option (in the event that it has become exercisable on the date of the notice of the offeror and has not already been exercised) to its full extent;

     (e) if a general offer by way of scheme of arrangement is made to all the holders of Shares and has been approved by the necessary majority of holders of Shares at the requisite meetings, the Grantee (or his personal representative(s)) may thereafter (but only until such time as shall be notified by the Company, after which it shall lapse) exercise the Option (in the event that it has become


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          exercisable and has not already been exercised) to its full extent;

     (f) other than a general offer or a scheme of arrangement contemplated in sub-paragraphs 6.3(d) and (e), if a compromise or arrangement between the Company and its members or creditors is proposed for the purposes of or in connection with a scheme for the reconstruction of the Company or its amalgamation with any other company or companies, the Company shall give notice thereof to the Grantee on the same date as it dispatches the notice which is sent to each member or creditor of the Company summoning the meeting to consider such a compromise or arrangement, and thereupon the Grantee (or his personal representative(s)) may forthwith and until the expiry of the period commencing with such date and ending with the earlier of two months thereafter and the date on which such compromise or arrangement is sanctioned by the court of competent jurisdiction, exercise any of his Options (in the event that it has become exercisable and has not already been exercised) to itsfull extent, but the exercise of an Option as aforesaid shall be conditional upon such compromise or arrangement being sanctioned by the court of competent jurisdiction and becoming effective. Upon such compromise or arrangement becoming effective, all Options shall lapse except insofar as previously exercised under this Scheme. The Company may require the Grantee (or his personal representative(s)) to transfer or otherwise deal with the Shares issued as a result of the exercise of Options in these circumstances so as to place the Grantee in the same position as nearly as would have been the case had such Shares been subject to such compromise or arrangement; and

     (g) in the event that a notice is given by the Company to its members to convene a general meeting for the purposes of considering, and if thought fit, approving a resolution to voluntarily wind-up the Company, other than for the purposes of a reconstruction, amalgamation or scheme of arrangement, the Company shall on the same date as or soon after it dispatches such notice to convene the general meeting, give notice thereof to all Grantees and thereupon, the Grantees (or their respective personal representative(s)) may, subject to the provisions of all applicable laws, by notice in writing to the Company (such notice to be received by the Company not later than two Business Days prior to the proposed general meeting of the Company) exercise the Option (in the event that it has become exercisable and has not already been exercised) to its full extent, such notice to be accompanied by a payment for the full amount of the aggregate Subscription Price for the Shares in respect of which the notice is given, whereupon the Company shall as soon as possible and, in any event, no later than the Business Day immediately prior to the date of the proposed general meeting referred to above, allot the relevant Shares to the Grantee credited as fully paid.

6.4 The Shares to be allotted upon the exercise of an Option will be subject to all the provisions of the memorandum and articles of association of the Company for the time being in force and will rank pari passu in all respects with the fully paid Shares in issue on the date of their allotment and issue, and accordingly will entitle the holders to participate in all dividends or other distributions paid or made on or after the date of allotment and issue, subject to paragraph 15.3.


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7.   LAPSE OF OPTION

     An Option shall lapse automatically and not be exercisable (in the event that it has not already been exercised) on the earliest of:

     (a)  the expiry of the Option Period;

     (b)  the expiry of the periods referred to in sub-paragraph 6.3(b), (c) or
          (d) where applicable;

     (c) subject to the scheme of arrangement as referred to in sub-paragraph 6.3(e) becoming effective, the expiry of the period referred to in sub-paragraph 6.3(e);

     (d) subject to the compromise or arrangement referred to in sub-paragraph 6.3(f) becoming effective, the expiry of the period referred to in sub-paragraph 6.3(f);

     (e) (i) subject to the expiry of the period of extension (if any) referred to in sub-paragraph 6.3(b) and (c), the date on which the Grantee ceases to be a Participant for any reason (including but not limited to the termination of the employment or directorship of the Participant by the Company or his death or permanent disability);

          (ii) the date on which the Grantee ceases to be a Participant by reason of the termination of his employment or directorship on the grounds that he has been guilty of misconduct, or has been in breach of material term of the relevant employment contract or service contract, or has stopped payment to creditors generally or been unable to pay his debts within the meaning of any applicable legislation relating to bankruptcy or insolvency, or has become bankrupt or insolvent, or has been served with a petition for bankruptcy, or has made any arrangements or composition with his creditors generally, or has been convicted of any criminal offence involving his integrity or honesty. A resolution of the Board or the board of directors or governing body of the relevant subsidiary (as the case may be) to the effect that the employment or directorship of a Grantee has or has not been terminated on one or more of the grounds specified in this sub-paragraph 7(e)(ii) shall be conclusive and binding on the Grantee.

     (f) the close of two Business Days prior to the general meeting of the Company held for the purpose of approving the voluntary winding-up of the Company or the date of the commencement of the winding-up of the Company;

     (g)  the date on which the Grantee commits a breach of sub-paragraph 6.1;
          or

     (h) the date on which the Option is cancelled by the Board as provided in paragraph 13.

     The Company shall owe no liability to any Grantee for the lapse of any Option under this paragraph 7.


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8.   MAXIMUM NUMBER OF SHARES AVAILABLE FOR GRANT

     The total number of Shares which may be issued upon exercise of all Options granted under this Scheme shall not in aggregate exceed 8,680,000 Shares, representing 5% of the fully-diluted share capital of the Company; provided that such limit may be increased to a numerical limit representing the fully-diluted share capital of the Company from time to time with the approval of the holders of not less than fifty percent (50%) of the Series A Preferred Shares then issued and outstanding; provided further that no increase in the number of Shares that are reserved for issuance under this Scheme may be made on or after the Listing Date, without prior approval of the holders of the Shares of the Company, and no increase in the number of Shares shall be permitted if such increase would be in violation or in contradiction of any applicable law, including without limitation any rule or requirement of an Approved Stock Exchange.

9.   REORGANISATION OF CAPITAL STRUCTURE

     In the event of any alteration in the capital structure of the Company at any time after the Listing Date whilst any Option remains exercisable, whether by way of capitalization issue, rights issue, subdivision, consolidation, or reduction of the share capital of the Company or otherwise howsoever in accordance with the applicable legal requirements and requirements of the Approved Stock Exchange (excluding any alteration in the capital structure of the Company as a result of an issue of Shares as consideration in respect of a transaction to which the Company is a party), the Board shall, in such manner, to such extent (if any) and at such time as it deems appropriate and equitable in the circumstances make corresponding alterations (if any) to:

     (i) the number or nominal amount of Shares subject to the Option so far as unexercised; and/or

     (ii) the Subscription Price; and/or

     (iii) the method of exercise of the Option (if applicable),

     or make provision for a settlement by a cash payment or for the assumption, substitution or exchange of any or all outstanding Options (or the cash, securities or other property deliverable to the holder(s) of any or all outstanding Options) based upon the distribution or consideration payable to holders of the Options upon or in respect of such event.

     The Board may adopt such valuation methodologies for outstanding Options as it deems reasonable in the event of a cash, securities or other property settlement. Without limitation on other methodologies, the Board may base such settlement solely upon the excess (if any) of the amount payable upon or in respect of such event over the exercise price of the Option to the extent of the then vested and exercisable Shares subject to the Option.

     In any of such events, the Board may take such action prior to such event to the extent that the Board deems the action necessary to permit the Grantee to realize the benefits intended to be conveyed with respect to the underlying Shares in the same manner as is or will be available to shareholders generally.

     Any adjustment by the Board pursuant to this paragraph 9 shall be final, binding, and conclusive. Unless otherwise expressly provided by the Board, in no event a conversion of one or more outstanding Shares of the Company's Preferred Shares or any new issuance of securities by the Company for consideration other than those as contemplated under this paragraph 9 shall be deemed, in and of itself, to require an adjustment pursuant to this paragraph 9.

     The Company shall give notice of any such alteration(s) to the Grantees after determination by the Board.

10.  SHARE CAPITAL

     The exercise of any Option shall be subject to the shareholders of the Company in a general meeting approving any necessary increase in the authorised share capital of the Company. Subject thereto, the Board shall make available sufficient authorised but unissued share capital of the Company to issue Shares on the exercise of Options.

11.  DISPUTES

     Any dispute arising in connection with this Scheme (whether as to the number of Shares the subject of an Option, the amount of the Subscription Price or otherwise) shall be referred to the decision of the Auditors or an independent financial adviser appointed by the Company who shall act as experts and not as arbitrators and whose decision (evidenced by a signed certificate) shall be final and binding.

12.  AMENDMENT OF THIS SCHEME

12.1 The provisions of this Scheme may be amended or altered in any respect by resolution of the Board, provided that such resolution includes the affirmative votes of at least one of the two members of the Board appointed by the holders of the Series A Preferred Shares pursuant to
      Article 12 of the Company's Articles of Association, or by resolution in writing by all members of the Board, except that the provisions of this Scheme as to:

     (a) the definitions of "Grantee", "Option Period" and "Participant" in sub-paragraph 1.1;

     (b) the provisions of paragraphs and sub-paragraphs 4.1, 5.1, 5.2, 5.3, 6, 7, 8, 9 and this paragraph 12; and

     (c) all such other matters as may be required under applicable laws and regulations shall not be altered to the advantage of the Participants except with the prior approval of the shareholders of the Company in general meeting, provided that such approval includes the affirmative votes of Members holding more than fifty percent (50%) in voting power of the issued and outstanding Series A Preferred Shares, or by resolution in writing by all Members.

12.2 Any change to the authority of the directors of the Company or scheme administrators in relation to any alteration to the terms of this Scheme must be approved by the shareholders of the Company in general meeting, provided that such approval includes the affirmative votes of Members holding more than fifty percent (50%) in voting power of the issued and outstanding Series A Preferred Shares, or by resolution in writing by all Members.

13.  CANCELLATION OF OPTION; WAIVER AND AMENDMENT

     The Board may, with the consent of the relevant Grantee, at any time at its absolute discretion cancel any Option granted but not exercised. Without limiting any other express authority of the Board under (but subject to) the express limits of this Scheme, the Board by agreement or resolution may waive conditions of or limitations on Options to Grantees that the Board in the prior exercise of its discretion has imposed, without the consent of a Grantee, and (subject as expressly provided otherwise in this Scheme) make other changes to the terms and conditions of Options.

14.  TERMINATION OF THIS SCHEME

     The Company by resolution in general meeting or the Board may at any time terminate the operation of this Scheme and in such event no further Options will be offered but in all other respects the provisions of this Scheme shall remain in full force and effect.

15.  MISCELLANEOUS

15.1 Limit On Exercise and Transfer. Unless otherwise expressly provided in (or pursuant to) this paragraph 15.1, by applicable law and by the applicable Option Agreement, as the same may be amended:

     (a) all Options are non-transferable and will not be subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge;

     (b)  Options will be exercised only by the Grantee; and

     (c) amounts payable or Shares issuable pursuant to an Option will be delivered only to (or for the account of) and registered in the name of the Grantee.

     In addition, the Shares to be granted upon exercise of an Option shall be subject to the restrictions set forth herein and in the applicable Option Agreement.

     Notwithstanding the foregoing, no provision herein shall prevent or forbid transfers by will, by the laws of descent and distribution, to a trust that has been approved by the Board and that was established solely for tax planning purposes and not for purposes of profit or commercial activity or, with Board approval, to one or more "family members" (as such term is defined in SEC Rule 701 promulgated under the Securities Act of 1933, as amended) by gift or pursuant to a qualified domestic relations order.

15.2 Tax Withholding. Upon any exercise, vesting, or payment of any Option, the Company or any of its subsidiaries shall have the right at its option to:

     (a) require the Grantee (or the Grantee's personal representative or beneficiary, as the case may be) to pay or provide for payment of at least the minimum amount of any taxes which the Company or subsidiary may be required to withhold with respect to such event;

     (b) deduct from any amount otherwise payable (in respect of an Option or otherwise) in cash to the Grantee (or the Grantee's personal representative or beneficiary, as the case may be) the minimum amount of any taxes which the Company or subsidiary may be required to withhold with respect to such event; or

     (c) reduce the number of Shares to be delivered by (or otherwise reacquire Shares held by the Grantee) the appropriate number of Shares, valued at their then Fair Market Value, to satisfy the minimum withholding obligation.

     In any case where a tax is required to be withheld in connection with the delivery of Shares under this Scheme, the Board may in its sole discretion grant (either at the time of the Offer or thereafter) to the Grantee the right to elect, pursuant to such rules and subject to such conditions as the Board may establish, to have the Company reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of shares, valued in a consistent manner at their Fair Market Value or at the sales price in accordance with authorized procedures for cashless exercises, necessary to satisfy the minimum applicable withholding obligation on exercise, vesting or payment. In no event shall the shares withheld exceed the minimum whole number of shares required for tax withholding under applicable law. The Company may, with the Board's approval, accept one or more promissory notes from any eligible person in connection with taxes required to be withheld upon the exercise, vesting or payment of any award under this Scheme; provided that any such note shall be subject to terms and conditions established by the Board and the requirements of applicable law.

15.3 Privileges of Share Ownership. Except as otherwise expressly authorized by the Board or this Scheme or in the Option Agreement, a Grantee will not be entitled to any privilege of share ownership as to any Shares not actually delivered to and held of record by the Grantee. No adjustment will be made for dividends or other rights as a shareholder for which a record date is prior to such date of delivery.

15.4 Share Legends. All certificates evidencing Shares issued or delivered under this Scheme shall bear the following legends and/or any other appropriate or required legends under applicable laws:

     "OWNERSHIP OF THIS CERTIFICATE, THE SHARES EVIDENCED BY THIS CERTIFICATE AND ANY INTEREST THEREIN ARE SUBJECT TO SUBSTANTIAL RESTRICTIONS ON TRANSFER UNDER APPLICABLE LAW

     AND UNDER AGREEMENTS WITH THE COMPANY, INCLUDING RESTRICTIONS ON SALE, ASSIGNMENT, TRANSFER, PLEDGE OR OTHER DISPOSITION."

     "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("ACT"), NOR HAVE THEY BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES LAWS OF ANY STATE. NO TRANSFER OF SUCH SECURITIES WILL BE PERMITTED UNLESS A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO SUCH TRANSFER, THE TRANSFER IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE ACT, OR IN THE OPINION OF COUNSEL TO THE COMPANY, REGISTRATION UNDER THE ACT IS UNNECESSARY IN ORDER FOR SUCH TRANSFER TO COMPLY WITH THE ACT AND WITH APPLICABLE STATE SECURITIES LAWS."

15.6 This Scheme shall not form part of any contract of employment or directorship, service contract or engagement contract between the relevant member(s) of the Group and any Participant and the rights and obligations of any Participant under the terms of his employment, directorship, appointment or engagement shall not be affected by his participation in this Scheme or any right which he may have to participate in it and this Scheme shall afford such a Participant no additional rights to compensation or damages in consequence of the termination of such employment, directorship, appointment or engagement for any reason.

15.7 This Scheme shall not confer on any person any legal or equitable rights (other than those constituting the Options themselves) against the Company directly or indirectly or give rise to any cause of action at law or in equity against the Company.

15.8 The Company shall bear the costs of establishing and administering this Scheme.

15.9 Any notice or other communication between the Company and a Grantee may be given, in the case of notices and communications to the Company, by sending the same by prepaid post or by personal delivery to its principal place of business or such other address as notified to the Grantees from time to time and, in the case of notices and communications to the Grantee (i) by sending the same by prepaid post or by personal delivery to his correspondence address as notified to the Company from time to time or (ii) to the extent permitted by and in accordance with any applicable laws and regulations, by electronic communication including by transmitting the same to any electronic number, address or web site as notified to the Company from time to time or by placing the same on the Company's web site and/or the web site of the Approved Stock Exchange (if any).

15.10 Any notice or other communication served by post:

     (a) by the Company shall be deemed to have been served on the Grantee 24 hours after the same is posted; and

     (b) by the Grantee shall not be deemed to have been served on the Company until the same shall actually have been received by the Company.

15.11 Any notice or other communication served by electronic communication by the Company shall be deemed to have been served on the Grantee:

     (a) in the case of placing on the Company's web site and/or the web site of the Approved Stock Exchange (if any), on the day on which the same is published on such web site; and

     (b) in any other case, on the day on which the same is transmitted to the Grantee if no notification has been received by the Company within 24 hours after the transmission that the electronic communication has not reached the Grantee, or at such later time as may be prescribed by any applicable laws and regulations. Any failure in transmission of the electronic communication which is beyond the Company's control shall not invalidate the effectiveness of the notice or communication being served.

15.12 All allotments and issues of Shares shall be subject to any necessary consents under any relevant enactment or regulations in force from time to time in the Cayman Islands or elsewhere, and a Grantee shall be responsible for obtaining any governmental or other official consent or approval that may be required by any country or jurisdiction in order to permit the grant or exercise of the Option. The Company shall not be responsible for any failure by a Grantee to obtain any such consent or approval or for any tax or other liability to which a Grantee may become subject as a result of his participation in this Scheme.

15.13 This Scheme or an Offer or an Option or any other document hereunder may be available in the Chinese language or other languages. In the event of any inconsistency between the English version of this Scheme or an Offer or an Option or any other document hereunder, and the non-English version, the English version shall prevail.

15.14 This Scheme and all Options granted hereunder shall be governed by and construed in accordance with the laws of Hong Kong in force from time to time.

                                   APPENDIX I

GENERAL RULES ON OPTION ALLOCATION AND EXERCISE FOR 2005-2006

A. Allocation

1. Officers who joined the company before March 31, 2005 may participate in the option allocation plan for 2005-2006;

     Officers who joined the company after March 31, 2005 may be granted options based on his/her position or performance up to the number of options reserved by the company.

2. The option allocation for 2005-2006 will apply the basic rule that the number of options to be granted shall be based on the position and performance assessment and the consideration to retain key officers for the company's long-term development. To diminish the influence of option cost to the profit of the company, the subscription price will be determined by the Board of Directors based on the fair value of share preliminarily estimated for different issuance time.

3. 80% of the number of options to be allocated will be used as incentive for key officers of the company ("Key Officer Options"), while the other 20% as incentive for common officers.

B. Exercise

1. The officers may exercise 25% of his/her options after the options are granted and the Company has completed an initial public offering, while the other 75% shall rest - in seven equal installments (every six months in the following 42 months). All options shall be excised in 5 years after the completion of the company's initial public offering.. The non-excised options shall expire 5 years after the completion of the company's initial public offering.

2. Relevant rules concerning dismissal

     a. For those option holders who quit from the company before the company's initial public offering, all of his/her options shall become invalid and un-exercisable;

     b. For holders who resign voluntarily, the options which have not vested shall become invalid and may be not exercised any more.;

     c. For holders who are dismissed involuntarily, except that those convicted to be in violation of law or infringe interest of the company (as ascertained by the Board of Directors) may not exercise his/her options, all options that have been exercised will be permitted to be sold.

     d. For those who are disabled or die because of disease or any other reason, all unvested options shall become immediately vested exercisable and all options that have been exercised will be permitted to be sold.

PRINCIPLE ON OPTION ALLOCATION RULES FOR 2005-2006

     (1) 80% of the options shall be allocated to key officers of the company (the "Key Officer Option") (for major officers of the company), while 20% are Common Officer Option (for common officers and a few outstanding employees);

     (2)  Allocation Rules for Key Officer Options for 2005-2006:

     All key officers will be divided into five ranks based on position in the company and contributions to the company's performance of various regions.

     Rank one includes the president and directors of the company. The number of options to be allocated will be determined by the Board of Directors separately;

     Rank two includes vice-presidents of the company;

     Rank three includes senior controllers and top 3 branch general managers in terms of performance;

     Rank four includes controllers and top 4-8 branch general managers in terms of performance;

     Rank five includes division managers of the company's headquarter and other branch general managers as well as important regional vice general manager.

     Qualification of participants:

          - the major officers participating allocation of Key Officer Options shall have continually served in the company for over 1 year (or specially approved by the Board of Directors); and

          - have not got any written warning or any other more serious penalty from the company during the period from January 1, 2005 to the date when this allocation plan is issued.

          Method of performance ranking and assessment:

     Performance ranking means ranking of integrate figures of income and profit as proportion of corresponding aggregate figures of the company.

     The major officers participating in share option plan are divided into two categories: one includes major officers of the company's headquarter, for whom the option number available to subscribe will be determined based on the general performance of the company and assessment by their supervisors; the other includes leaders of major regional branches for whom the allocation rank will be adjusted according to operational results, the calculation formula to be basic allocation coefficient * performance figures achieved / proposed task figures.

     Proposed task figures are determined based on the goals of the President's Office to each company before end of January every year, including income figure and profit figure which are weighted 50% to 50% respectively.

     The number of options granted to every officer in each year will be kept private and will be registered and managed by the office of the Board of Directors after execution of relevant agreement.

     (3) Allocation Rules on Common Officer Options for 2005-2006:

     20% of such options will be allocated to certain outstanding store supervisors and outstanding pharmacists of the year selected among the whole company.

     The remaining 80% options will be allocated among key officers and key employees by each branch general manager.

     Participators of Common Officer Options include key employees of the company's headquarters, key employees of regional branches and store supervisors and employees with outstanding contribution.

     Qualification of participants:

          -    have continually served in the company for over one year; and

          - have not got any written warning or any other more serious penalty from the company during the period from January 1, 2005 to the date when this allocation plan is issued.

     Scope of participants:

          - headquarter vice mangers, directors, branch divisional mangers appointed in or before year 2005;

          - directors of core business divisions (regional store mangers, sourcing managers, directors of product division) appointed in or before year 2005;

          - key store managers or pharmacists appointed in or before year 2005, for whom written materials will be required to state the outstanding operation result of his/her store.

          - those specially recommended by branch general managers for whom detailed written materials will be required to explain the reasons of special recommendation.

     The minimum number of options allocated to each individual shall not be less than 1,000 shares.